                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 31, 2003


                             Alpena Bancshares, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         United States                   0-31957                 38-3567362
-----------------------------     ---------------------      ------------------
(State or other jurisdiction      (Commission File No.)       (I.R.S. Employer
      of incorporation)                                     Identification No.)


                  100 S. Second Avenue, Alpena, Michigan 49707
             ------------------------------------------------------
             (Address of principal executive offices, with zip code)


Registrant's telephone number, including area code:  (989) 356-9041


                                 Not Applicable
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

Effective February 28, 2003, First Federal of Northern Michigan (the "Bank"), a federally chartered savings bank wholly own by Alpena Bancshares, Inc. ("ABI"), a federally chartered holding company, entered into a Stock Purchase Agreement with Ralph and Kathleen Stepaniak to acquire the entire issued and outstanding stock interest of the InsuranCenter Corp. of Alpena ("ICA"), whereby ICA would become a wholly owned subsidiary of the Bank. This agreement was detailed in a Form 8-K report filed on March 13, 2003. The parties executed an amendment to this Stock Purchase Agreement on April 30, 2003, which amendment extended the time for Closing from May 1, 2003 to June 1, 2003, with all other terms and conditions remaining unchanged. This amended agreement was detailed in a Form 8-K report filed on May 9, 2003. The parties executed a second amendment to this Stock Purchase Agreement on May 31, 2003, which amendment extended the time for Closing from June 1, 2003 to June 13, 2003, with all other terms and conditions remaining unchanged.


Item 7. Financial Statements, Pro Forma Financial Information & Exhibits


     (a) Financial Statements of Business Acquired. No financial statements are being filed pursuant to Rule 3-05(b)(2)(i) of Regulation S-X.

     (b) Pro Forma Financial Information. No Pro forma financial information is being filed pursuant to Rule 11-01(c) of Regulation S-X.

     (c)  Exhibits

                  No.                       Description

                  2.1               Amendment To The Stock Purchase Agreement.



          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf the undersigned, hereto duly authorized.

                                    ALPENA BANCSHARES, INC. AND FIRST FEDERAL OF
                                    NORTHERN MICHIGAN

                                    DATE:  June 12, 2003

                                    By:     /s/ Martin A. Thomson
                                            ---------------------
                                            Martin A. Thomson
                                    President and Chief Executive Officer

                                 EXHIBIT INDEX

              EXHIBIT NO.                       DESCRIPTION

               EX - 2.1              Amendment to the Stock Purchase Agreement.